-Page 8-

THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FOURTH QUARTER		YEAR TO DATE
	2005	2004	2005	2004
NET SALES	$839.4	$790.9	$3,285.3	$2,997.4
COSTS AND EXPENSES
Cost of sales	550.1	500.0	2,104.0	1,893.8
Selling, general and administrative	184.9	182.4	736.8	691.3
Interest-net	9.9	9.7	33.8	34.4
Other-net	13.8	12.2	47.9	46.0
Restructuring charges	0.7	7.7	4.6	7.7

	759.4	712.0	2,927.1	2,673.2

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	80.0	78.9	358.2	324.2
Income taxes	15.8	14.5	86.5	87.3

NET EARNINGS FROM CONTINUING OPERATIONS	$64.2	$64.4	$271.7	$236.9

Earnings (loss) from discontinued operations (including
gain on disposal of $38.5 million fourth quarter and
$180.7 million year to date 2004) before income taxes	(3.8)	42.6	(1.2)	200.8
Income taxes on discontinued operations	0.2	18.9	0.9	70.8

NET EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS	(4.0)	23.7	(2.1)	130.0
NET EARNINGS	$60.2	$88.1	$269.6	$366.9

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.76	$0.78	$3.26	$2.89
Discontinued operations	(0.05)	0.29	(0.03)	1.58

Total basic earnings per share of common stock	$0.72	$1.07	$3.23	$4.47

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.75	$0.76	$3.18	$2.81
Discontinued operations	(0.05)	0.28	(0.02)	1.54

Total diluted earnings per share of common stock	$0.70	$1.04	$3.16	$4.36

DIVIDENDS PER SHARE	$0.29	$0.28	$1.14	$1.08

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	83,915	82,487	83,347	82,058

Diluted	85,856	85,020	85,406	84,244

-Page 9-

THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	December 31, 2005	January 1, 2005
ASSETS
Cash and cash equivalents	$657.8	$250.0
Accounts and notes receivable	609.6	575.4
Inventories	460.7	407.3
Other current assets	75.6	82.3
Assets held for sale	13.3	59.9

Total current assets	1,817.0	1,374.9

Property, plant and equipment	467.1	396.2
Goodwill and other intangibles	1,060.4	928.0
Other assets	191.0	168.5

Total assets	$3,535.5	$2,867.6

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$170.2	$102.5
Accounts payable	327.7	297.9
Accrued expenses	395.0	416.9
Liabilities held for sale	3.1	3.7

Total current liabilities	896.0	821.0

Long-term debt	895.3	481.8
Other long-term liabilities	309.4	328.2
Shareowners’ equity	1,434.8	1,236.6

Total liabilities and equity	$3,535.5	$2,867.6

-Page 10-

THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2005	2004	2005	2004
OPERATING ACTIVITIES
Net earnings	$60.2	$88.1	$269.6	$366.9
Depreciation and amortization	25.8	24.7	96.5	95.0
Changes in working capital	90.1	40.0	(23.9)	(7.0)
Other	(26.1)	(23.2)	20.1	(83.4)

Net cash provided by operating activities	150.0	129.6	362.3	371.5
INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(24.4)	(18.4)	(68.4)	(54.8)
Proceeds (taxes paid) from sale of business	—	75.4	(20.6)	204.9
Business acquisitions and asset disposals	(174.5)	(40.7)	(282.9)	(298.2)
Cash dividends on common stock	(24.3)	(24.0)	(94.9)	(89.4)
Other	392.9	(128.2)	512.3	(88.4)

Net cash provided by( used in) investing and financing activities	169.7	(135.9)	45.5	(325.9)
Increase (decrease) in Cash and Cash Equivalents	319.7	(6.3)	407.8	45.6
Cash and Cash Equivalents, Beginning of Period	338.1	256.3	250.0	204.4

Cash and Cash Equivalents, End of Period	$657.8	$250.0	$657.8	$250.0

Free Cash Flow Computation
Operating Cash Flow	$150.0	$129.6	$362.3	$371.5
Less: capital and software expenditures	(24.4)	(18.4)	(68.4)	(54.8)

Free Cash Flow (before dividends)	$125.6	$111.2	$293.9	$316.7

Free cash flow is defined as cash flow from operations less capital expenditures; the company believes this is an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

-Page 11-

THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2005	2004	2005	2004
NET SALES
Consumer Products	$289.5	$288.6	$1,097.8	$1,042.7
Industrial Tools	339.4	331.6	1,369.5	1,292.5
Security Solutions	210.5	170.7	818.0	662.2

Total	$839.4	$790.9	$3,285.3	$2,997.4

OPERATING PROFIT
Consumer Products	$45.2	$48.0	$185.2	$171.4
Industrial Tools	30.9	35.1	135.5	133.1
Security Solutions	28.3	25.4	123.8	107.8

Total	$104.4	$108.5	$444.5	$412.3

-Page 12-

THE STANLEY WORKS AND SUBSIDIARIES
2006 SALES GROWTH
(Unaudited, Millions of Dollars)

2006 Earnings Outlook:
		Total Year		Split By Quarter
Sales Growth:		2006	Q1	Q2	Q3	Q4

Consumer Products		2-3%	(1-2%)	4-6%	2-4%	3-4%
Industrial Tools		1-2%	(0-1%)	2-3%	2-3%	1-2%
Security Solutions		3-4%	2-3%	4-5%	4-5%	2-3%

	Core Organic:	2-4%	~1%	~4%	~4%	~3%
Facom Tools		$450M	27%	25%	22%	26%
National Hardware		$185M	24%	27%	25%	24%
06 Acquisitions		$100M	0%	0%	50%	50%

		+24% -26%